Exhibit 10.38

ALIEN TECHNOLOGY CORPORATION

NINTH AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

This Ninth Amended and Restated Registration Rights Agreement (this “Agreement”) is made as of June 15, 2006, by and among Alien Technology Corporation, a Delaware corporation (the “Company”), the persons and entities listed on Exhibit A (the “Stockholders”) and the persons and entities listed on Exhibit B (the “Warrantholders”) hereto.

RECITALS

A. Certain Stockholders entered into that certain Series A Preferred Stock Purchase Agreement, dated March 28, 1995, with the Company, pursuant to which the Company sold certain shares of its Series A Preferred Stock (the “Series A Preferred”), and such Stockholders entered into the Registration Rights Agreement, dated March 28, 1995 (the “Original Registration Rights Agreement”);

B. Certain other Stockholders entered into separate Series A Preferred Stock Purchase Agreements, dated at various times, with the Company pursuant to which such Stockholders purchased Series A Preferred and became parties to the Original Registration Rights Agreement in connection therewith;

C. Certain Stockholders entered into the Series B Preferred Stock Purchase Agreement, dated March 17, 1998 for the first closing and March 27, 1998 for the second closing, pursuant to which such Stockholders purchased Series B Preferred Stock (“the Series B Preferred”) and became parties to the Amended and Restated Registration Rights Agreement, dated March 17, 1998 (the “Amended and Restated Registration Rights Agreement”);

D. Certain Stockholders entered into the Series C Preferred Stock Purchase Agreement, dated June 30, 1999 for the first closing and July 2, 1999 for the second closing, pursuant to which such Stockholders purchased Series C Preferred Stock (the “Series C Preferred”) and became parties to the Second Amended and Restated Registration Rights Agreement, dated June 30, 1999 (the “Second Amended and Restated Registration Rights Agreement”);

E. Certain Stockholders entered into the Series D Preferred Stock Purchase Agreement, dated June 30, 2000 for the first closing and various dates for subsequent closings, pursuant to which such Stockholders purchased Series D Preferred Stock and became parties to the Third Amended and Restated Registration Rights Agreement, dated June 30, 2000 (the “Third Amended and Restated Registration Rights Agreement”);

F. Certain Stockholders entered into the Series E Preferred Stock Purchase Agreement, dated November 20, 2001 for the first closing and May 6, 2002 for the second closing, pursuant to which such Stockholders purchased Series E Preferred Stock and became parties to the Fourth Amended and Restated Registration Rights Agreement, dated November 20, 2001, as amended (the “Fourth Amended and Restated Registration Rights Agreement”);

G. Certain Stockholders entered into the Series F Preferred Stock Purchase Agreement, dated July 11, 2003, pursuant to which such Stockholders purchased Series F Preferred Stock (the “Series F Preferred”) and became parties to the Fifth Amended and Restated Registration Rights Agreement, dated July 11, 2003 (the “Fifth Amended and Restated Registration Rights Agreement”);

H. In connection with the issuance of shares of Series G Preferred Stock (the “Series G Preferred”) of the Company pursuant to that certain Series G Preferred Stock Purchase Agreement dated March 30, 2004, as amended from time to time, between certain purchasers and the Company (the “Series G Purchase Agreement”), such purchasers became parties to the Sixth Amended and Restated Registration Rights Agreement dated March 30, 2004 (the “Sixth Amended and Restated Registration Rights Agreement”);

I. In connection with the issuance of shares of Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred and Series G Preferred pursuant to that certain Preferred Purchase Agreement dated March 24, 2005 (the “Preferred Purchase Agreement”), such purchasers became parties to the Seventh Amended and Restated Registration Rights Agreement dated March 24, 2005 (the “Seventh Amended and Restated Registration Rights Agreement”);

J. In connection with the issuance of shares of Series H Preferred Stock (the “Series H Preferred”) of the Company pursuant to that certain Series H Preferred Stock Purchase Agreement dated June 24, 2005, between certain purchasers and the Company (the “Series H Purchase Agreement”), such purchasers became parties to the Eighth Amended and Restated Registration Rights Agreement dated June 24, 2004 (the “Eighth Amended and Restated Registration Rights Agreement”);

K. In connection with the Company’s Proposed IPO (as defined below), the Company, the Stockholders and the Warrantholders that are party hereto desire to amend and restate the Eighth Amended and Restated Registration Rights Agreement as set forth herein in order to amend Section 11 of this Agreement relating to each Holder’s lock-up obligations.

L. The Company has granted or may grant, from time to time, the registration rights set forth in Section 6 of this Agreement, as permitted by Section 16 of this Agreement, in connection with issuances of warrants to placement agents, equipment lessors, commercial lenders, strategic partners and the like, and the Company shall list such persons and entities on Exhibit B hereto;

NOW THEREFORE, in consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree to amend and restate the Eighth Amended and Restated Registration Rights Agreement in its entirety to read as follows:

AGREEMENT

1. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

“Commission” shall mean the Securities and Exchange Commission or any successor agency.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Holder” shall mean each Stockholder and any transferee of Registrable Securities who, pursuant to Section 15 below, is entitled to registration rights hereunder. For purposes of Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 only, “Holder” shall be defined to include the Warrantholders listed on Exhibit B.

“IPO” shall mean the initial public offering pursuant to which equity securities of the Company become registered under Section 12 of the Exchange Act.

“Preferred” shall mean shares of the Company’s Series A Preferred, Series B Preferred, Series C Preferred, Series D Preferred, Series E Preferred, Series F Preferred, Series G Preferred or Series H Preferred held by the Stockholders.

“Registrable Securities” shall mean (i) shares of the Company’s Common Stock issued or issuable upon the conversion of the Preferred; (ii) any Common Stock of the Company or other securities issued or issuable in respect of shares of the Preferred; and (iii) shares of the Company’s Common Stock or other securities issued or issuable upon any conversion of the Preferred or upon any stock split, stock dividend, recapitalization, or similar event; provided, however, that any shares described in clauses (i)-(iii) above which have been resold to the public shall cease to be Registrable Securities upon such resale. For purposes of Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 only, “Registrable Securities” shall be defined also to include the (x) shares of the Company’s Common Stock issued or issuable upon the conversion of the Preferred issued or issuable upon exercise of warrants held by Warrantholders and (y) shares of the Company’s Common Stock issued or issuable upon exercise of the warrants held by Warrantholders; provided, however, that any shares described in clauses (x) and (y) above which have been resold to the public shall cease to be Registrable Securities upon such resale.

The terms “register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement.

“Registration Expenses” shall mean all expenses incurred by the Company in complying with Sections 5, 6 and 7 hereof, including, without limitation, all registration, qualification and filing fees, printing expenses, escrow fees, fees and disbursements of counsel for the Company, blue sky fees and expenses, the fees of a single counsel acting on behalf of all of the Holders up to $20,000, and the expense of any special audits incident to or required by any such registration but excluding all Selling Expenses.

“Restricted Securities” shall mean the securities of the Company required to bear the legend set forth in Section 3 hereof (or any similar legend).

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Selling Expenses” shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the securities registered by the Holders and any fees of counsel to any Holder (other than as allowable as a Registration Expense).

“Stockholders” shall mean each person or entity listed on Exhibit A hereto and who is a party to this Agreement.

“Warrantholders” shall mean each person or entity listed on Exhibit B hereto (which Exhibit may be updated from time to time) that has executed a counterpart signature page hereto.

2. Restrictions on Transferability. The Restricted Securities shall not be transferable except upon the conditions specified in this Agreement, which conditions are intended to ensure compliance with the provisions of the Securities Act. Each holder of Restricted Securities will cause any proposed transferee of the Restricted Securities held by such holder to agree to take and hold such Restricted Securities subject to the provisions and upon the conditions specified in this Agreement, including Section 11 hereto.

3. Restrictive Legend. Each certificate representing (i) the Preferred, (ii) shares of the Company’s Common Stock issued upon conversion of the Preferred and (iii) any other securities issued in respect of the Preferred or Common Stock issued upon conversion of the Preferred upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall (unless otherwise permitted by the provisions of Section 4 below) be stamped or otherwise imprinted with a legend in the following form (in addition to any legend required under applicable state securities laws):

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THESE SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER THE SECURITIES ACT. COPIES OF THE AGREEMENT COVERING THE PURCHASE OF THESE SHARES AND RESTRICTING THEIR TRANSFER MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY AT ITS PRINCIPAL EXECUTIVE OFFICES.

4. Notice of Proposed Transfers. The holder of each certificate representing Restricted Securities by acceptance thereof agrees to comply in all respects with the provisions of this Section 4. Prior to any proposed transfer of any Restricted Securities, unless there is in effect a registration statement under the Securities Act covering the proposed transfer, the holder thereof shall give written notice to the Company of such holder’s intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall, if the Company so requests, be accompanied by either (i) an unqualified written opinion of legal counsel who shall be reasonably satisfactory to the Company, addressed to the Company and reasonably satisfactory in form and substance to the Company’s counsel, to the effect that the proposed transfer of the Restricted Securities may be effected without registration under the Securities Act, or (ii) a “No Action” letter from the Commission to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that action be taken with respect thereto, whereupon the holder of such Restricted Securities shall be entitled to transfer such Restricted Securities in accordance with the terms of the notice delivered by the holder to the Company; provided, however, that no opinion or No Action letter need be obtained with respect to a transfer to (A) a partner or member, active or retired, of a holder of Restricted Securities that is an entity, (B) a beneficiary of a holder of Restricted Securities that is a trust, (C) the estate of any holder of Restricted Securities who is an individual, or (D) the spouse, children, grandchildren or spouse of such children or grandchildren of any holder of Restricted Securities who is an individual or to trusts for the benefit of any such holder or such persons, provided that in such cases the transferee agrees in writing to be subject to the terms hereof. Each certificate evidencing the Restricted Securities transferred as above provided shall bear the appropriate restrictive legends described above, except that such certificate shall not bear any such restrictive legend if in the opinion of counsel for the Company such legend is not required.

5. Requested Registration.

(a) Request for Registration. Beginning the earlier of (i) 12 months following the Company’s IPO and (ii) March 30, 2007, if the Company shall receive from any Holder or group of Holders of at least a majority of the then outstanding Registrable Securities (assuming conversion of all shares of the Preferred) a written request that the Company effect any registration, qualification or compliance the anticipated gross offering price of which would exceed $7,500,000, the Company will:

(x) promptly give written notice of the proposed registration, qualification or compliance to all other Holders; and

(y) as soon as practicable, use its reasonable best efforts to effect such registration, qualification or compliance (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act and any other governmental requirements or regulations) as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any Holder or Holders joining in such request as are specified in a written request received by the Company within 15 days after receipt of such written notice from the Company;

provided, however, that the Company shall not be obligated to take any action to effect any such registration, qualification or compliance pursuant to this Section:

(A) in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration, qualification or compliance unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(B) prior to 90 days immediately following the effective date of any registration statement pertaining to securities of the Company (other than a registration of securities in a Rule 145 transaction or with respect to an employee benefit plan);

(C) if the Company delivers notice to the Holders within 30 days of any registration request of its intent to file a registration statement for an IPO to be filed within 90 days; or

(D) after the Company has effected two (2) such registrations pursuant to this Section 5 that have been declared or ordered effective.

Subject to the foregoing clauses, the Company shall file a registration statement covering the Registrable Securities so requested to be registered as soon as practicable after receipt of the request or requests of any Holder or Holders. If, however, the Company shall furnish to the Holder or Holders requesting a registration statement pursuant to this Section a certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer such filing for a period of not more than 90 days after receipt of the request of the Holder or Holders requesting such registration; provided, however, that the Company may not utilize this right more than once in any 12-month period.

(b) Underwriting. If the Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request and the Company shall include such information in its written notice to the other Holders. The right of any Holder to registration pursuant to this Section shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting to the extent provided herein.

The Company shall (together with all Holders proposing to distribute their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the Holders of a majority of the Registrable Securities proposed by such Holders to be distributed through such underwriting. Notwithstanding any other provision of this Section, if the managing underwriter advises the Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then, subject to the provisions of Section 5(a), the Company shall so advise all Holders and the number of shares of Registrable

Securities that may be included in the registration and underwriting shall be allocated among all Holders requesting inclusion in the registration in proportion, as nearly as practicable, to the respective amounts of Registrable Securities originally requested by such Holders to be included in the registration statement; provided, however, that the number of shares of Registrable Securities to be included in such underwriting and registration shall not be reduced unless all other securities of the Company are first entirely excluded from the underwriting and registration. No Registrable Securities excluded from the underwriting by reason of the managing underwriter’s marketing limitation shall be included in such registration.

If any Holder of Registrable Securities disapproves of the terms of the underwriting, such Holder may elect to withdraw therefrom by written notice to the Company, the managing underwriter and the other Holders. The Registrable Securities and/or other securities so withdrawn shall also be withdrawn from registration; provided, however, that if by the withdrawal of such Registrable Securities a greater number of Registrable Securities held by other Holders may be included in such registration (up to the maximum of any limitation imposed by the underwriters), then the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities in the same proportion used in determining the underwriter limitation in this Section. If the registration does not become effective due to the withdrawal of Registrable Securities, then either (1) the withdrawing Holders requesting registration shall reimburse the Company for expenses incurred in complying with the request or (2) the aborted registration shall be treated as effected for purposes of Section 5(a)(D).

6. Company Registration.

(a) Notice of Registration. After completion of an IPO (it being understood that no Holder has any rights under this Section 6 with respect to the IPO), if the Company shall determine to register any of its securities, either for its own account or the account of a security holder or holders exercising their respective demand registration rights, other than (i) a registration relating solely to employee benefit plans; (ii) a registration relating solely to a transaction pursuant to Rule 145 promulgated under the Securities Act; (iii) a registration relating to the offer and sale of debt securities; (iv) a registration relating to a corporate reorganization or other transaction on Form S-4; (v) a registration on Form S-3 of securities to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act; or (vi) any registration form that does not permit secondary sales, the Company will:

(i) promptly give to each Holder written notice thereof; and

(ii) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders. If a Holder decides not to include all of its Registrable Securities in any registration statement thereafter filed by the Company, such Holder shall nevertheless continue to have the right to include any Registrable Securities in any subsequent registration statement or registration statements as may be filed by the Company with respect to the offerings of its securities, all upon the terms and conditions set forth herein.

(b) Cut-back and Allocation. Notwithstanding any other provision of this Section 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten the number of shares that may be included in the underwriting shall be allocated: first, to the Company; second, to the Holders on a pro rata basis based on the total number of Registrable Securities held by the Holders; and third, to any stockholder of the Company (other than a Holder) on a pro rata basis. No such reduction shall (i) reduce the securities being offered by the Company for its own account to be included in the registration and underwriting, or (ii) reduce the amount of securities of the selling Holders included in the registration below 25% of the total amount of securities included in such registration. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to the Company and the managing underwriter. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. For any Holder which is a partnership or corporation, the partners, retired partners and stockholders of such Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “Holder,” and any pro rata reduction with respect to such “Holder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “Holder,” as defined in this sentence. No stockholder of the Company shall be granted registration rights under this Section 6 that would reduce the number of shares includable by the Holders in a registration under this Section 6, unless Holders of at least two-thirds of the Registrable Securities consent.

7. Registration on Form S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 if the Company is subject to the Exchange Act, and to that end, the Company shall comply with the reporting requirements of the Exchange Act. After the Company has qualified for the use of Form S-3, each Holder shall have the right to request up to three (3) registrations on Form S-3 (such requests shall be in writing and shall state the number of shares of Registrable Securities to be disposed of and the intended method of disposition of such shares by each such Holder), subject to the following limitations:

(i) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

(ii) the Company shall not be required to effect a registration on Form S-3 unless the Holder or Holders requesting registration propose to dispose of shares of Registrable Securities having an aggregate disposition price (before deduction of underwriting discounts and expenses of sale) of at least $1,000,000;

(iii) the Company shall not be obligated to cause a registration on Form S-3 to become effective prior to 90 days following the effective date of a registration initiated by the holders of Registrable Securities under this Section 7; and

(iv) the Company shall not be required to maintain and keep any such registration on Form S-3 effective for a period exceeding 30 days from the effective date thereof. The Company shall give notice to all Holders and all holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights of the receipt of a request for registration pursuant to this Section and shall provide a reasonable opportunity for all such other Holders, including holders of registration rights under any other agreement of the Company granting Form S-3 or similar demand registration rights, to participate in the registration. Subject to the foregoing, the Company will use its reasonable best efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event that the Company determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 5(b).

8. Expenses of Registration. All Registration Expenses incurred in connection with any registration, qualification or compliance pursuant to Section 5, Section 6 or Section 7 shall be borne by the Company. All Selling Expenses relating to securities registered by the Holders shall be borne by the Holders (together with affiliates, partners and former partners) of such securities pro rata on the basis of the number of shares so registered.

9. Registration Procedures. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonable possible:

(a) Prepare and file with the Commission a registration statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for up to thirty (30) days or, if earlier, until the Holder or Holders have completed the distribution related thereto. The Company shall not be required to file, cause to become effective or maintain the effectiveness of any registration statement that contemplates a distribution of securities on a delayed or continuous basis pursuant to Rule 415 under the Securities Act.

(b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement for the period set forth in paragraph (a) above.

(c) Furnish to the holders such number of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its reasonable best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter(s) of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by the registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Use its reasonable best efforts to furnish, on the date that such Registrable Securities are delivered to the underwriters for sale, if such securities are being sold through underwriters, (i) an opinion, dated as of such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriter in an underwritten public offering, addressed to the underwriters, if any, and (ii) a letter dated as of such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters.

10. Termination of Registration Rights. The registration rights granted pursuant to this Agreement shall terminate as to any Holder five (5) years after the Company’s IPO, or at such time after the Company’s IPO that (i) such Holder (together with affiliates, partners, former partners and beneficiaries of a trust) holds less than 1% of the Company’s outstanding Common Stock; and (ii) the Registrable Securities held by such Holder may be sold within any three (3) month period pursuant to Rule 144.

11. Lock-up Agreement. Each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof (each a “Lock-Up Holder”) agrees (but only if each officer and director of the Company named in the registration statement relating to the IPO also agrees), in connection with the Company’s currently proposed initial public offering of the Company’s Common Stock (the “Proposed IPO”) underwritten by Bear, Stearns & Co. Inc. (“Bear Stearns”), as follows:

(a) During the period from the date hereof until one hundred eighty (180) days from the date of the final prospectus for the Proposed IPO (the “Lock-Up Period”), each Lock-Up Holder (a) will not, directly or indirectly, offer, sell, agree to offer or sell, solicit offers to purchase, grant any call option or purchase any put option with respect to, pledge, borrow or otherwise dispose of any Relevant Security (as defined below), and (b) will not establish or increase any “put equivalent position” or liquidate or decrease any “call equivalent position” with respect to any Relevant Security (in each case within the meaning of Section 16 of the Exchange Act, and the rules and regulations promulgated thereunder), or otherwise enter into any swap, derivative or other transaction or arrangement that transfers to another, in whole or in part, any economic consequence of ownership of a Relevant Security, whether or not such transaction is to be settled by delivery of Relevant Securities, other securities, cash or other consideration. As used herein “Relevant Security” means the Company’s Common Stock, any other equity security of the Company or any of its subsidiaries and any security convertible into, or exercisable or exchangeable for, any Common Stock or other such equity security.

(b) Notwithstanding the foregoing, each Lock-Up Holder may transfer Relevant Securities: (a) by bona fide gift; (b) to any trust for the benefit of such Lock-Up Holder or any parent, grandparent, step parent, step grandparent, mother-in-law, father-in-law, spouse, sibling, sister-in-law, brother-in-law, son-in-law, daughter-in-law, child, step child, grandchild, step grandchild, niece or nephew, including adoptive relationships, of such Lock-Up Holder; (c) if such Lock-Up Holder is a partnership, to any general partner, limited partner or affiliate of such partnership; (d) if such Lock-Up Holder is a limited liability company, to any member or affiliate of such limited liability company; or (e) if such Lock-Up Holder is a corporation, to any wholly-owned subsidiary or affiliate of such corporation; provided that (x) each resulting transferee of Relevant Securities pursuant to clauses (a), (b), (c), (d) and/or (e) above executes and delivers to Bear Stearns an agreement satisfactory to Bear Stearns certifying that such transferee is bound by the terms of this Section 11 and has been in compliance with the terms hereof since the date hereof as if it had been an original party hereto, (y) any transfer pursuant to clauses (a), (b), (c), (d) and/or (e) above shall not involve a disposition for value and shall not be required to be, and will not be, disclosed or reported under applicable law (including but not limited to Section 16 under the Exchange Act and the rules and regulations promulgated thereunder), and (z) no transfer pursuant to clauses (a), (b), (c), (d) and/or (e) above shall be effected on Nasdaq Stock Market, the over-the-counter market or any other exchange or system providing share price quotations. In addition, this Section 11 shall not restrict the sale or other disposition of Relevant Securities that are acquired by a Lock-Up Holder in the open market after the Proposed IPO is completed, provided that any such sale or other disposition fully complies with, and is not required to be, and will not be, disclosed or reported under, applicable law (including but not limited to Section 16 under the Exchange and the rules and regulations promulgated thereunder).

(c) Notwithstanding the lock-up restrictions described in this Section 11, if a Lock-Up Holder is an officer or director of the Company, such Lock-Up Holder may, at any time after the closing of the Proposed IPO, enter into a written plan meeting the requirements of Rule 10b5-1 under the Exchange Act, relating to the sale of shares of the Company’s Common Stock, if then permitted by the Company; provided that (i) the shares subject to such plan may not be sold until after the end of the Lock-Up Period (including any extension thereof as provided in this Section 11) and (ii) neither such Lock-Up Holder nor the Company will make any public announcement, disclosure or filing relating to, or disclosing, such plan or its existence prior to the end of the Lock-Up Period (including any extension thereof as provided in this Section 11).

(d) Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or discloses material news or a material event relating to the Company occurs; or (2) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that it will disclose material news or that a material event relating to the Company will occur during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Section 11 shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the disclosure of the material news or the occurrence of a material event, as applicable, unless such extension is waived, in writing, by Bear Stearns. Each Lock-Up Holder acknowledges that the Company will agree, pursuant to an underwriting agreement that the Company proposes to enter into with Bear Stearns on behalf of the several underwriters named therein (“Underwriting Agreement”), to provide each Lock-Up Holder with prior notice of any such announcement that gives rise to an extension of the Lock-Up Period, and agrees that any such notice properly delivered will be deemed to have been given to, and received by, each Lock-Up Holder .

(e) Each Lock-Up Holder hereby authorizes the Company during the Lock-Up Period (including any extension thereof as provided in this Section 11) to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Relevant Securities for which each Lock-Up Holder is the record holder and, in the case of Relevant Securities for which such Lock-Up Holder is the beneficial but not the record holder, agrees during the Lock-Up Period (including any extension thereof as provided in this Agreement) to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Relevant Securities. Each Lock-Up Holder hereby further agrees that, without the prior written consent of Bear Stearns, during the Lock-up Period (including any extension thereof as provided in this Agreement) such Lock-Up Holder (x) will not file or participate in the filing with the Securities and Exchange Commission of any registration statement, or circulate or participate in the circulation of any preliminary or final prospectus or other disclosure document with respect to any proposed offering or sale of a Relevant Security (provided that the foregoing shall not restrict such Lock-Up Holder’s participation in a filing by the Company of a registration statement on Form S-8 with the Securities and Exchange Commission that may cover Relevant Securities) and (y) will not exercise any rights such Lock-Up Holder may have to require registration with the Securities and Exchange Commission of any proposed offering or sale of a Relevant Security.

(f) Sections 11(a), (b), (c), (d) and (e) shall terminate and be of no further force and effect in the event that: (a) prior to the execution of the Underwriting Agreement by the Company, the Company notifies Bear Stearns in writing that the Company has determined not to proceed with the Proposed IPO; or (b) after the execution of the Underwriting Agreement by the Company, the Company has not consummated the Proposed IPO within 60 days after the termination of the Underwriting Agreement.

(g) In the event of any termination of Sections 11(a), (b), (c), (d) and (e) pursuant to Section 11(f) above, the following obligations shall become effective: In consideration for the Company agreeing to its obligations under this Agreement, each Holder of Registrable Securities and each transferee pursuant to Section 15 hereof agrees (but only if each officer and director of the Company also agrees), in connection with the first registration of the Company’s securities, upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, not to sell, offer to sell, contract to sell, make any short sale of, loan, grant any option for the purchase of or otherwise dispose of any securities of the Company (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify. Each Holder agrees that the Company may instruct its transfer agent to place stop-transfer notations in its records to enforce the provisions of this Section.

12. Indemnification.

(a) The Company will indemnify each Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder within the meaning of Section 15 of the Securities Act, with respect to which registration, qualification or compliance has been effected pursuant to this Agreement, and each underwriter, if any, and each person who controls any underwriter within the meaning of Section 15 of the Securities Act, against all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act, the Exchange Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such Holder, each of its officers, directors and partners and such Holder’s legal counsel and independent accountants, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder or underwriter and stated to be specifically for use therein; and provided, further, that the Company will not be liable to any such person or entity with respect to any such untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus that is corrected in the final prospectus filed with the Commission pursuant to Rule 424(b) promulgated under the Securities Act (or any amendment or supplement to such prospectus) if the person asserting any such loss, claim, damage or liability purchased securities but was not sent or given a copy of the prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such securities to such person in any case where such delivery of the prospectus (as amended or supplemented) is required by the Securities Act, unless such failure to deliver the prospectus (as amended or supplemented) was a result of the Company’s failure to provide such prospectus (as amended or supplemented).

(b) Each Holder will, if Registrable Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, each of its directors and officers and its legal counsel and independent accountants, each underwriter, if any, of the Company’s securities covered by such a registration statement, each person who controls the Company or such underwriter within the meaning of Section 15 of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder within the meaning of Section 15 of the Securities Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, legal counsel, independent accountants, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder and stated to be specifically for use therein; provided, however, that the obligations of such Holders hereunder shall be limited to an amount equal to the net proceeds to each such Holder of Registrable Securities sold as contemplated herein.

(c) Each party entitled to indemnification under this Section (the “Indemnified Party”) shall give notice to the party required to provide indemnification (the “Indemnifying Party”) promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party’s expense; provided, however, that an Indemnified Party shall have the right to retain counsel, with the fees and expenses paid by the Indemnifying Party, if representation of such Indemnified Party by counsel retained by the Indemnifying Party would be inappropriate due to actual or potential conflict of interest. The failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement, except to the extent, but only to the extent, that the Indemnifying Party’s ability to defend against such claim or litigation is impaired as a result of such failure to give notice. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

(d) If the indemnification provided for in this Section 12 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to herein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission, provided that in no event shall any contribution by a Holder exceed the net proceeds from the offering received by such Holder.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

(f) The obligations of the Company and Holders under this Section 12 shall survive the completion of any offering of Registrable Securities in a registration statement under Section 5, 6 or 7, the termination of the Agreement, and otherwise.

13. Information by Holder. The Holder or Holders of Registrable Securities included in any registration shall furnish to the Company such information regarding such Holder or Holders and the distribution proposed by such Holder or Holders as the Company may request in writing and as shall be required in connection with any registration, qualification or compliance referred to in this Agreement.

14. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which may at any time permit the sale of the Restricted Securities to the public without registration, after such time as a public market exists for the Common Stock of the Company, the Company agrees to use its reasonable best efforts to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144 promulgated under the Securities Act, at all times after the effective date of the first registration under the Securities Act filed by the Company for an offering of its securities to the general public;

(b) file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements);

(c) furnish to Holders upon request a written statement as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company for an offering of its securities to the general public), and of the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements), a copy of the most recent annual or quarterly report of the Company, and such other reports and documents of the Company as a Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing such Holder to sell any such securities without registration.

15. Restrictions on Transfer. Holders may not transfer the registration rights granted under Sections 5, 6 and 7 of this Agreement to any third party; provided, however, that a Holder may transfer such rights to (a) a subsidiary, parent, general partner, limited partner, retired partner, member or retired member of such Holder, (b) any family member or trust for the benefit of any individual Holder, (c) a beneficiary of a trust or (d) any Holder who acquires 100,000 or more shares of Registrable Securities (as adjusted for stock dividends, stock splits, reclassifications or similar events); provided that the Company receives written notice of the transfer and the transferee agrees to be bound by the provisions set forth in this Agreement, including this Section 15.

16. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not enter into any agreement granting any holder or prospective holder of any securities of the Company registration rights with respect to such securities that are pari passu or senior to those granted the Holders herein without the consent of Holders of a majority of the Registrable Securities; provided, however, the Company may grant pari passu registration rights under Section 6 of this Agreement, subject to the limitations set forth therein. Pursuant to the foregoing exception, and without limiting the foregoing exception, if the Company grants pari passu registration rights under Section 6 of this Agreement in connection with issuances of warrants, any holder of a warrant with such registration rights may become a party to Sections 6, 8, 9, 10, 11, 12, 13, 14, 15, 17, 18, 19, 20, 21, 22, 23, 24, 25 and 26 of this Agreement, without any amendment of this Agreement, by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Warrantholder” hereunder. The Company shall amend Exhibit B hereto to add any such Warrantholder.

17. Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California, without regard to choice of law provisions. The parties hereto agree to submit to the jurisdiction of the federal and state courts of the State of California with respect to the breach or interpretation of this Agreement or the enforcement of any and all rights, duties, liabilities, obligations, powers and other relations between the parties arising under this Agreement and supersedes all prior agreements, arrangements and understandings between or among them or any of them, including without limitation the Original Registration Rights Agreement, the Amended and Restated Registration Rights Agreement, the Second Amended and Restated Registration Rights Agreement, the Third Amended and Restated Registration Rights Agreement, the Fourth Amended and Restated Registration Rights Agreement, the Fifth Amended and Restated Registration Rights Agreement, the Sixth Amended and Restated Registration Rights Agreement, the Seventh Amended and Restated Registration Rights Agreement, and the Eighth Amended and Restated Registration Rights Agreement, each of which is terminated and of no further force or effect.

18. Entire Agreement. This Agreement constitutes the full and entire understanding among the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

19. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by electronic (with delivery confirmation), facsimile (with delivery confirmation), registered or certified mail, postage prepaid, or otherwise delivered by hand or by courier, addressed (a) if to a Stockholder, to such address, facsimile number or electronic mail address as such Stockholder shall have furnished to the Company in writing, or (b) if to the Company, to its principal executive offices at 18220 Butterfield Boulevard, Morgan Hill, California 95037, facsimile number (408) 782-3910 or electronic mail rshelton@alientechnology.com and addressed to the attention of the Chief Financial Officer, or to such other address, facsimile number or electronic mail address as the Company shall have furnished to such Stockholder.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given (i) when delivered if delivered personally, electronically (with delivery confirmation) or by facsimile (with delivery confirmation), (ii) on the business day after the date sent if sent by nationally recognized overnight courier or, (iii) if sent by mail, at the earlier of its receipt or three business days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid via registered or certified first class mail, postage prepaid.

20. Amendment. Any provision of this Agreement may be amended, waived or modified upon the written consent of (i) the Company and (ii) holders of a majority of the Registrable Securities; provided, the calculation of a majority of Registrable Securities for the amendment or waiver of any provision to which the Warrantholders are not parties shall not include Registrable Securities held by the Warrantholders. Any Holder may waive any of his or her rights or the Company’s obligations to him or her hereunder without obtaining the consent of any other person.

21. Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a Holder of Registrable Securities from time to time; provided, however, that prior to the receipt by the Company of adequate written notice of the transfer of any Registrable Securities specifying the full name and address of the transferee, the Company may deem and treat the person listed as the holder of such shares in its records as the absolute owner and holder of such shares for all purposes, including the payment of dividends or any redemption price.

22. Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any Holder, upon any breach, default or noncompliance of the Company under this Agreement shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Holder’s part of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, by law, or otherwise afforded to Holders, shall be cumulative and not alternative.

23. Additional Investors. Notwithstanding anything to the contrary contained herein, if the Company shall issue additional shares of its Series H Preferred pursuant to the Series H Preferred Stock Purchase Agreement, any purchaser of such shares may become a party to this Agreement by executing and delivering an additional counterpart signature page to this Agreement and shall be deemed a “Stockholder” hereunder.

24. Severability. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

25. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one instrument.

26. Attorneys’ Fees. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

IN WITNESS WHEREOF, the undersigned have executed this Ninth Amended and Restated Registration Rights Agreement as of the date set forth above.

“COMPANY”

ALIEN TECHNOLOGY CORPORATION a Delaware corporation

By:	/s/ Robert Eulau
(please sign)

Name:	Robert Eulau
(please sign)

Title:	Chief Financial officer
(please sign)

[Signature Page to Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Ninth Amended and Restated Registration Rights Agreement as of the date set forth above.

“STOCKHOLDER”

(Name of Stockholder)

By:
(please sign)

Name:
(please print)

Title:
(please print)

[Signature Page to Ninth Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have executed this Ninth Amended and Restated Registration Rights Agreement as of the date set forth above.

“WARRANTHOLDERS”

(Print Name of Warrantholder)

By:
(please sign)

Name:
(please print)

Title:
(please print)

[Signature Page to Ninth Amended and Restated Registration Rights Agreement]

EXHIBIT A

Stockholders

Advanced Equities Investments VI, LLC

Advanced Equities Investments IX, LLC

Advanced Equities Investments XII, LLC

Advanced Equities Investments XVI, LLC

Advanced Equities Investments XX, LLC

Advanced Equities Investments XXIV, LLC

Advanced Equities Late Stage Opportunities Fund I, LLC

Advanced Equities Venture Partners

AGC Irrevocable Trust

Albatross Partners I, LLC

Allen & Company Incorporated

ATC Ventures LLC

Patricia R. Barry Trust Under the Donald M. Romano MP Annuity Trust U/A/D 10/29/01

Charlie Bass, Trustee, The Bass Trust UTD 4/29/88

Battelle Memorial Institute

Bauer Management Associates I, LLC

Bauer Private Equity Fund II, LLC

Bauer Private Equity Fund II, LLC

Bauer Private Equity Fund III, LLC

Beagle Limited

Berke, Steve

Edward Biliunis and Amy Biliunus JTWROS

Blossom Tech Investment, LLC

Boling, Ed

BTB LLC

Buffington, Collier

Cader, Andrew

Carsten, Jack

The Carsten 1978 Trust, As Amended UTA 7/12/78, Jack C. Carsten, Trustee

Chlarson, Neil

Ciabottoni Living Trust DTD 8/17/00

CMEA Ventures II, L.P.

Coenen, James

Crop Circle Investments, LLC

Datalogic SpA

DDD LLC

DeCoste, Corinne

DeCoste, Dennis

DeCoste, Elena

Diers, Randy L.

Digital BandWidth LLC

Dobkin, Eric S.

Dobkin Family Foundation

The Dow Chemical Company

Ehmann, Thomas R.

Emigrant Capital Corporation

Environmental & Information Technology Private Equity Fund III

Equitek Bridge II Limited

Equitek Bridge Ltd.

Equitek Global Technology Fund (Cayman)

Equitek Global Technology Fund AH

Equitek Global Technology Fund, L.P.

Estes, David and Valerie

Excelsior Master Fund, LP

Fee, Thomas G.

R. Forsythe Revocable Trust

Frankel, Randy W.

Frechet, Jean

Freemyer, Allen D.

FTI ESOP

Furman, Jay

G G, LLC

Gloton, Jean-Pierre

Goldberg, Richard

Don K. Goodwin and Steven T. Koran 50/50 TIC

Guerra, Nicholas

Harwood, Charles C.

Hoffman, R. Thomas

HS Partners Holdings III, L.P.

Hunken, Alan J.

IDEO Product Development, Inc.

Infinity Alien LLC

Infrastructure And Environmental Private Equity Fund III, L.P.

Jocin, LLC

JPMorgan Chase Bank as Custodian To the BVCF IV, L.P.

Kan, Louis

Alan V. King & Carolyn B. King Trustees UDT 8/12/86

Kirlan I Limited Partnership

Kirlan Venture Capital, Inc.

Klein, Dennis

Lago Ventures Fund One Limited

Lake Michigan Investment II, LLC

Larsen, Ronald M.

Lawrence, Thomas

LCMH Technology Investments, LLC

Leadership Holdings

Lee, David B.

Joseph C. Lee and Clarice B. Lee JTWROS

Manhattan Associates, Inc.

Marlin Fund II, LP

Marlin Fund Offshore, LDC

Marlin Fund Offshore, Ltd.

Marlin Fund, LP

Nathaniel Meyer and Susan Meyer JTWROS

MHLE I, LLC

Miami Valley Venture Fund II, L.P.

Mill Valley Partners

MLPF&S Custodian FBO Samuel Urcis, RRA

Mullen, Timothy R.

NEA Presidents Fund, L.P.

NEA Ventures 1999, L.P.

New Enterprise Associate 8A, Limited Partnership

New Enterprise Associates VIII, L.P.

Niu, Andrew

Northwestern University

O’Brien, John

Patterson Family Trust

Paul R. Patterson Irrevocable Trust

Penzias, Arno

Peterson Properties

R. E. & M Petersen Living Trust 1/17/83

Phoenix Parking Loop, LLC

Pollack, Nathan

Prodromou, Stav

The Productivity Fund IV Advisors Fund, L.P.

The Productivity Fund IV, L.P.

The Provine Family Revocable Trust, RTA August 1, 1999

QVentures KG

Ranallo, Brian J.

Randolph Associates

RBC Dain Rauscher Cust. Fbo Ronald G. Olson, IRA

RDKC, LLC

RFID Investment Partners LLC

Rho Management Trust I

Ricci Jr., Michael A.

Donald O. Romano Sr. Gift Trust Donald M. Romano TTEE U/A/D 10/29/01

William G. Salatich Consulting, Inc. Retirement Plan and Trust (William G. Salatich, Trustee)

George H. Schneer & Lois F. Schneer, Co-Trustees of the Schneer Living Trust dated October 1, 1982, as amended

Schoofs 2002 Trust

Schoofs, Gregory R.

Daniel and Margaret Seligson Trust UAD 3/27/97

Johnannes C. Severiens, Jr. Trust U/D/T February 1, 2004, Annette Severiens, Successor Trustee

Sevin Rosen Bayless Management Company

Sevin Rosen Fund VI L.P.

Sevin Rosen Fund VIII L.P.

Sevin Rosen VI Affiliates Fund L.P.

Sevin Rosen VIII Affiliates Fund, L.P.

Robert W. Shapiro and Peggy Y. Shapiro, Trustees For The Shapiro Family Revocable Trust Dated November 30, 1990

Simmet, Robert P.

Skibee LLC

Smith, David L.

Spector, Steven M. and Spector, Martha

Steven C. Patterson Irrevocable Trust

Stewart, Robert and Stewart, Susan

SunBridge Partners Technology Fund AH

Sunrise Capital Fund I, LLC

TBV Holdings Limited (TekBanC Limited)

Technology Ventures, LLC

Technology Voyage, LLC

Toray International, Inc.

University of Wisconsin Foundation

Lida Urbanek, Trustee of the Lida Urbanek Revocable Trust dated 6/28/95

Urcis, Samuel

Vathing, James S.

Bernard V. and Theresa S. Vonderschmitt Joint Decl. Trust DTD 1/4/96

Waveland Technology Partners, L.P.

Waveland Ventures II, LLC

Weiss, Albert L.

Wolff Trust UDT 5/25/02

WS Investment Company 2000A

WS Investment Company 95A

WS Investment Company 99A

WS Investment Company, LLC

Yariv, Amnon

Dana Yariv Special Fund

Yariv, Danielle

Yariv, Gabriela

Yoco Partners, LLC

[Investor Name Withheld at Request of Investor]

EXHIBIT B

Warrantholders

Advance Equities Financial Corp.

Advanced Equities, Inc.

AEI Holding Corporation

Heller Financial Leasing, Inc.